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Exhibit 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

CARDIONET, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No. PSW-	August 29, 2006

        THIS CERTIFIES THAT, for value received,                        (the "Holder"), is entitled to subscribe for and purchase at the Warrant Price (as defined below) from CARDIONET, INC., a California corporation (the "Company"), up to such number and series of fully paid and nonassessable shares of Preferred Stock of the Company (or such other number, class and kind of shares as may be issuable hereunder pursuant to Section 4 below) (the "Shares") as set forth herein, during the Exercise Period (as defined below).

        The Company also issued Holder a Secured Subordinated Convertible Promissory Note of even date herewith (the "Note") in the principal amount of $                        . Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Note.

1.    EXERCISE OF WARRANT.    The terms and conditions upon which this Warrant may be exercised, and the Shares covered hereby may be purchased, are as follows:

        (a)   Term. Subject to the terms and conditions hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part, on or after the earlier of (i) the optional conversion of the Note at the Next Equity Financing as provided for in Section 5.1 of the Note or (ii) the Maturity Date; provided, however, that in no event may this Warrant be exercised after 5:00 p.m. Pacific Time, on the date five years following the date hereof (the "Exercise Period").

        (b)   Series of Preferred Stock. The series of Preferred Stock of the Company for which this Warrant shall be exercisable shall be (i) if a Next Equity Financing occurs on or prior to the Maturity Date, the equity securities sold in a Next Equity Financing or (ii) if no Next Equity Financing occurs on or prior to the Maturity Date, shares of the Company's Series D-1 Preferred (as defined below).

        (c)   Number of Shares. The number of Shares for up to which this Warrant may be exercisable shall be determined by dividing the Warrant Coverage Amount (as defined below) by the Warrant Price (as defined below).

          (i)    As used herein, the "Warrant Coverage Amount" shall mean $                         multiplied by 0.30.

                (ii)   As used herein, "Warrant Price" shall mean (a) the per share price of securities into which the Note is converted upon the optional conversion of the Note at the Next Equity Financing as provided for in Section 5.1 of the Note or (b) $3.50 (as adjusted stock dividends, combinations, splits and other recapitalizations after the date hereof) if the Warrant becomes exercisable for shares of the Company's Series D-1 Preferred.

2.    METHOD OF EXERCISE.

        (a)   The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at 1010 2nd Avenue, Suite 700, San Diego, California 92101 (or at such other address as it may designate by notice in writing to the Holder):

          (i)    An executed Notice of Exercise in the form attached hereto as Exhibit A;

                (ii)   Payment of the Warrant Price either (a) in cash or by check or (b) by cancellation of indebtedness or (c) by any combination thereof; and

          (iii) This Warrant.

        Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly after the rights represented by this Warrant shall have been so exercised.

        The person in whose name any certificate or certificates for Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

        (b)   Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one Share is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X =	Y (A-B) A
Where:	X =	the number of Shares to be issued to the Holder
	Y =	the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
	A =	the fair market value of one Share (at the date of such calculation)
	B =	the Warrant Price (as adjusted to the date of such calculation)

        For purposes of this Warrant, the fair market value of one Share (the "Fair Market Value") shall mean, with respect to each such Share,

        (A)  if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the Fair Market Value shall be the product of (x) the initial "Price to Public" per share specified in the final prospectus with respect to the offering and (y) as applicable, the number of shares of Common Stock into which each such Share is convertible at the date of calculation;

        (B)  if this Warrant is exercised after, and not in connection with, the initial public offering of the Company's Common Stock, and if the Company's Common Stock is traded on a securities exchange or actively traded over-the-counter:

          (1)   if the Company's Common Stock is traded on a securities exchange, the Fair Market Value shall be deemed to be the product of (x) the average of the closing prices over the 20 day period ending three days before the date of calculation and (y) as applicable, the number of shares of Common Stock into which each such Share is convertible on such date; or

          (2)   if the Company's Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the 20 day period ending three days before the date of calculation and (y) as applicable, the number of shares of Common Stock into which each such Share is convertible on such date; or

        (C)  if neither (A) nor (B) is applicable, the Fair Market Value of such share shall be determined by the Company's Board of Directors in good faith.

3.    COVENANTS OF THE COMPANY.

        (a)   Covenants as to Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes, liens or charges created by or imposed upon the Holder through no action of the Company). The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved a sufficient number of shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

        (b)   Covenant to Create Series D-1 Preferred Stock. The Company hereby covenants and agrees that if no Next Equity Financing has occurred prior to the Maturity Date, the Company shall use its best reasonable efforts to (A) cause its Articles of Incorporation (the "Articles") to be amended at or prior to the Maturity Date in order to authorize and reserve for issuance a series of Preferred Stock (the "Series D-1 Preferred") on terms substantially similar to the Company's Series C Preferred Stock, including the Series C Original Purchase Price and Series C Conversion Price (as such terms are defined in the Articles) in effect as of the Maturity Date, but superior to all authorized series of the Company's Preferred Stock (including the Series C Preferred Stock) in payment of dividends and liquidation preference, (B) reserve a sufficient number of shares of Series D-1 Preferred for issuance upon exercise of all warrants to purchase shares of Series D-1 Preferred, and (C) in the event that the Maturity Date occurs as a result of a Disposition Transaction, reserve a sufficient number of shares of Series D-1 Preferred for issuance upon conversion of all outstanding notes convertible into shares of Series D-1 Preferred.

        (c)   No Impairment. Except and to the extent as waived or consented to by the Majority Lenders in accordance with Section 11 below, the Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

        (d)   Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 20 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.    ADJUSTMENT OF WARRANT PRICE.    In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Warrant Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

5.    ADJUSTMENT CERTIFICATE.    When any adjustment is required to be made in the Shares or the Warrant Price pursuant to Section 4 or otherwise, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment. In addition, at such time after the date hereof as the Company determines the series of Preferred Stock and number of Shares for which this Warrant shall be exercisable and the Warrant Price, it shall deliver to the Holder a supplement setting forth such series, number of Shares and Warrant Price.

6.    FRACTIONAL SHARES.    No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of a Share by such fraction.

7.    EARLY TERMINATION.    In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Securities Act of 1933, as amended, or a Disposition Transaction, the Company shall provide to the Holder 20 days advance written notice of such public offering or Disposition Transaction and this Warrant shall be deemed exercised pursuant to Section 2(b) above immediately prior to the date such public offering is closed or the closing of such Disposition Transaction.

8.    NO SHAREHOLDER RIGHTS.    This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

9.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.    If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.    GOVERNING LAW.    This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

11.    AMENDMENT; WAIVER.    Any term of this Warrant may be amended or waived with the written consent of the Company and the Majority Lenders.

12.    COUNTERPARTS.    This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this WARRANT to be executed by its duly authorized officer as of the date first written above.

CARDIONET, INC.
By:
	Name:	James M. Sweeney
	Title:	Chairman and CEO
Acknowledged and Accepted:

By:
By:

[SIGNATURE PAGE TO WARRANT]

Exhibit A

NOTICE OF EXERCISE

TO: CARDIONET, INC.

        (1)   ☐ The undersigned hereby elects to purchase            Shares of CARDIONET, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                ☐ The undersigned hereby elects to purchase            Shares of CARDIONET, INC. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2(b) of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

        (2)   Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

        (3)   The undersigned represents that (i) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)
(Print name)

Exhibit B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	(Please Print)
Address:	(Please Print)
Dated:	, 200
Holder's Signature:
Holder's Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

CARDIONET INC.
SERIES D-1 PREFERRED STOCK FINANCING
WARRANTS AUGUST 2006

SCHEDULE OF WARRANTHOLDERS

Purchaser Name	Number of Shares of Series D-1 Preferred Stock Subject to Warrant
Sanderling V Limited Partnership	1,190
Sanderling V Beteilingungs GmbH and Co KG	1,059
Sanderling V Biomedical Co-Investment Fund, LP	4,412
Sanderling Venture Partners V Co-Investment Fund, LP	7,278
Foundation Medical Partners	3,485
H&Q Healthcare Investors	2,085
H&Q Life Science Investors	1,390

QuickLinks

  Exhibit 4.7
CARDIONET, INC. WARRANT TO PURCHASE PREFERRED STOCK
Exhibit A NOTICE OF EXERCISE
Exhibit B FORM OF ASSIGNMENT
CARDIONET INC. SERIES D-1 PREFERRED STOCK FINANCING WARRANTS AUGUST 2006
SCHEDULE OF WARRANTHOLDERS